                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                      AMORPHOUS TECHNOLOGIES INTERNATIONAL

James Kang and Thomas Gregg, hereby certify that:

     1. They are the President and Secretary, respectively, of Amorphous Technologies International, a California corporation (the "Corporation").

     2. The Articles of Incorporation of this Corporation are deleted in their entirety and amended and restated in full to read as follows:

                                       I.

          The  name of the Corporation has been changed to:


                            Liquidmetal Technologies

                                       II.

          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

          This Corporation is authorized to issue only one class of stock to be designated "Common Stock." The total number of shares which the Corporation is authorized to issue is Twenty Million (20,000,000) shares.

                                       IV.

          The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, approval of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporation Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation and its shareholders.

          Any repeal or modification of this Article shall be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

     3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of the shareholders of the Corporation in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of this Corporation is 9,563,497 shares. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


DATED:  September 15, 2000



                                                       /s/ James Kang
                                          --------------------------------------
                                                    James Kang, President




                                                      /s/ Thomas Gregg
                                          --------------------------------------
                                                   Thomas Gregg, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            LIQUIDMETAL TECHNOLOGIES

The undersigned, James Kang and Rick Salas, hereby certify that:

1. They are the Chief Executive Officer and Secretary, repectively, of Liquidmetal Technologies, a California Corporation (the "Corporation").

2. Article III of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended to read as follows:

          This Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock which the Corporation is authorized to issue is two hundred million (200,000,000). The total number of shares of Preferred Stock which this Corporation shall have the authority to issue is ten million (10,000,000). The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.


3. The foregoing Amendment has been duly approved by the Board of Directors of the Corporation.

4. The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 9,750,647. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


Dated:   June 20, 2001



                                                      /S/ JAMES KANG
                                             -----------------------------------
                                             JAMES KANG, CHIEF EXECUTIVE OFFICER



                                                       /S/ RICK SALAS
                                             -----------------------------------
                                                    RICK SALAS, SECRETARY

                   CERTIFICATE OF DETERMINATION OF PREFERENCES
                                     OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                            LIQUIDMETAL TECHNOLOGIES


John Kang and Ricardo Salas hereby certify that:

     (a) They are the duly elected and acting President and Secretary, respectively, of Liquidmetal Technologies, a California corporation (the "Corporation").


     (b) Pursuant to authority given by said Corporation's Articles of Incorporation, the Board of Directors of the Corporation on September 14, 2001, duly adopted the following recitals and resolutions:


     "WHEREAS, the Articles of Incorporation of the Corporation authorize the issuance of twenty million (20,000,000) shares of Preferred Stock, issuable from time to time in one or more series; and,

     WHEREAS, the Board of Directors of the Corporation is authorized by the Articles of Incorporation to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof; and

     WHEREAS, the Corporation has not heretofore issued any shares of such Preferred Stock, and it is the desire of the Board of Directors of this Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, privileges and restrictions relating to a series of said Preferred Stock and the number of shares constituting and the designation of such series;

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges and restrictions relating to a series of Preferred Stock as follows:


     1. DESIGNATION AND AMOUNT. A total of five million (5,000,000) shares of Preferred Stock, no par value, shall be designated "Series A Convertible Preferred Stock" (hereafter referred to as the "Series A Preferred").

     2. DIVIDENDS. When and as dividends and distributions, whether in cash or property or in securities of the Corporation (or subscription or other rights to purchase or acquire securities of the Corporation) may be declared, paid or made on shares of the Common Stock then outstanding, the Board of Directors shall also declare a dividend or distribution at the same rate and in like kind upon the shares of Series A Preferred then outstanding, so that the Series A Preferred will participate equally with the Common Stock, share for share, in such dividend or distribution. In connection therewith, each share of Series A Preferred shall be deemed to be that number of shares of Common Stock into which it is then convertible, rounded to the nearest one-tenth of a share.


     3.   LIQUIDATION PREFERENCE.


          a. Preferential Amount to Series A Preferred. In the event of any liquidation, dissolution, or winding up of the Corporation (a "Liquidation Event"), either voluntarily or involuntarily, the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any payment or distribution to the holders of Common Stock or any other shares of capital stock ranking junior as to liquidation, dissolution, or winding up to the Series A Preferred, an amount equal to $4.00 (as adjusted for any stock dividends, combinations or splits with respect to the Series A Preferred occurring after the Original Issue Date) for each share of Series A Preferred then so held. If upon the occurrence of a Liquidation Event, the assets and funds of the Corporation are insufficient to permit the full payment of the liquidation preference to the holders of the Series A Preferred, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred in proportion to the amount of Series A Preferred owned by each such holder.


          b. Distribution of Remaining Assets. Upon a Liquidation Event and the completion of the distribution required by subsection (a), the remaining assets of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred and Common Stock based on the number of shares of Common Stock owned by each such holder (assuming conversion of all Series A Preferred).


          c. Non-cash Distribution. If any of the assets of the Corporation are to be distributed to shareholders other than in cash under this Section 3 or for any purpose, the value of the asset to be distributed will be deemed to be its fair market value. With respect to any securities to be distributed to the shareholders (including shares of Common Stock), the fair market value of such securities shall be determined as follows:

               i. If traded on a securities exchange or on the Nasdaq National Market, the value shall be deemed to be the average of the closing sale prices of the securities on such exchange or the Nasdaq National Market over the thirty (30) day period ending three (3) business days prior to the closing of the transaction;


               ii. If actively traded over-the-counter (but not on the Nasdaq National Market), the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) business days prior to the closing of the transaction; and


               iii. If there is no active public market for the securities, the value shall be the fair market value thereof, as determined by the Board of Directors of the Corporation in good faith and on a reasonable basis, which determination shall be final and conclusive.


4.   VOTING RIGHTS.


     a. Number of Votes. Except as otherwise required by law and the provisions of this Section 4, the holders of Series A Preferred and the holders of the Common Stock shall be entitled to notice of any stockholders' meeting and to vote together as a single class of capital stock upon any matter submitted to a stockholder for a vote, on the following basis:

          i.   Holders of Common Stock shall have one vote per share; and


          ii. Holders of Series A Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock held by such holder is convertible at the time of such vote, rounded to the nearest one-tenth of a share.


     b. Quorums. Except as otherwise required by law, the presence in person, by teleconference, or by proxy of the holders of shares constituting more than fifty percent (50%) of the votes entitled to vote thereat, calculated in accordance with Section 4(a) hereof, shall constitute a quorum for the purpose of the transaction of business at all meetings of stockholders.

5. CONVERSION. The holders of the Series A Preferred have conversion rights as follows:


     a. Right to Convert into Common Stock. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation, into such number of shares of Common Stock as is determined by dividing $4.00 by the Conversion Price in effect at the time of conversion. The "Conversion Price" shall initially be $4.00 and shall be subject to adjustment as provided below.


     B. Automatic Conversion. Each share of Series A Preferred shall be converted automatically into the number of shares of Common Stock into which such shares of Series A Preferred are convertible pursuant to this Section 5, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, upon the earliest to occur of the following events: (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price (before underwriters' discounts and commissions) of at least $8.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to the Common Stock occurring after the Original Issue Date); (ii) immediately prior to the closing of a merger, acquisition or similar transaction in which the Corporation is valued at an amount equivalent to at least $8.00 per share of Common Stock on a fully diluted basis (as adjusted for any stock dividends, combinations, or splits with respect to the Common Stock occurring after the Original Issue Date); or (iii) upon the closing of a sale of all or substantially all of the assets of the Corporation for an aggregate purchase price that is equivalent to at least $8.00 per share of Common Stock on a fully diluted basis (as adjusted for any stock dividends, combinations, or splits with respect to the Common Stock occurring after the Original Issue Date).

     c. Mechanics of Conversion. No fractional shares of Common Stock shall be issued or delivered upon conversion of Series A Preferred. The Corporation shall round up fractional shares to which the holder would otherwise be entitled to the nearest whole number. Before any holder of Series A Preferred shall be entitled to convert such shares into shares of Common Stock and receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation and shall give written notice to the Corporation at such office that it elects to convert the same. The Corporation shall issue and/or deliver at such office to such holder of Series A Preferred a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred, and the person or persons entitled to receive the shares of Common Stock deliverable upon such conversion shall be treated for all purposes as the record holder or holders of such shares on such date.


     d. Reservation of Common Stock Issuable upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, free from preemptive or other preferential rights, restrictions, reservations, dedications, allocations, options, other warrants and other rights under any stock option, conversion option or similar agreement, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred.


     e.   Anti-Dilution Adjustments.


          i. For purposes of this Section 5.e., the following definitions shall apply:


               (1) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or deemed to be issued) by the Corporation after the Original Issue Date, other than:

                    (a) shares of Common Stock issued upon conversion of the Series A Preferred;

                    (b) shares of Common Stock issued in connection with the acquisition (including an acquisition by merger) by the Corporation or its subsidiaries of stock or other equity interests in, or assets of, another business or business entity (including shares of Common Stock issued pursuant to Options or Convertible Securities issued in connection with any such acquisitions);

                    (c) shares of Common Stock issued to a third party in connection with the organization of a joint venture, strategic alliance, or licensing arrangement with such third party;

                    (d) shares of Common Stock issued pursuant to a stock dividend, split or other similar transaction;

                    (e) shares of Common Stock, Options, or Convertible Securities issued pursuant to employee benefit plans (including, without limitation, stock options plans, stock purchase plans, and other equity incentive plans approved by the Board of Directors) to employees, consultants, officers, and directors of the Corporation;

                    (f) shares of Common Stock issued pursuant to any warrants, Options, notes, Convertible Securities, subscription agreements, or other rights outstanding as of the Original Issue Date;

                    (g) shares of Common Stock issued in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended; and

                    (h) shares of Common Stock issued in connection with loan agreements, real or personal property lease agreements, commercial credit arrangements, equipment financing, debt financing transactions, and other similar transactions.

               (2) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Series A Preferred outstanding on the Original Issue Date) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

               (3) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               (4) "Original Issue Date" for the Series A Preferred shall mean the date on which the first share of Series A Preferred was issued.

          ii. No Adjustment of Conversion Price. No adjustment in the Conversion Price of the Series A Preferred shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of and immediately prior to such issue.


          iii. Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (2) below) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, or the exercise of such Options therefor, shall be deemed to be Additional Shares of Common Stock issued as of the time of the issue of such Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection 5.e.v. hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price of the Series A Preferred in effect on the date of and immediately prior to such issue, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:


               (1) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (2) Notwithstanding anything to the contrary set forth herein, if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (3) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                    (a) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                    (b) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible

                         Securities with respect to which such Options were actually exercised;

               (4) In the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the earlier of the conversion of any shares of Preferred Stock or the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (3) above.

          iv. Adjustment of Conversion Price of Series A Preferred upon Issuance of Additional Shares of Common Stock. In the event that after the Original Issue Date the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 5.e.iii.) without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred in effect on the date of and immediately prior to such issue, then such Conversion Price of the Series A Preferred shall be reduced, concurrently with such issue, to a price (calculated to the nearest one tenth (1/10) of a cent) determined by multiplying such Conversion Price of the Series A Preferred by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this subsection 5.e.iv., all shares of Common Stock issuable upon conversion of outstanding Series A Preferred and outstanding Convertible Securities or exercise of outstanding Options shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued, such Additional Shares of Common Stock shall be deemed to be outstanding.


          v. Determination of Consideration. For purposes of this Section 5, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (1) Cash and Property. Except as provided in clause (2) below, such consideration shall:

                    (a) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation;

                    (b) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the board of directors; and

                    (c) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both such Additional Shares of Common Stock and such other shares or securities or other assets, be the proportion of such consideration so received with respect to such Additional Shares of Common Stock as determined in good faith by the Board of Directors.

               (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.iii., relating to Options under Plans and Convertible Securities, shall be determined by dividing:


                    (a) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (b) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          vi. Adjustments for Stock Dividends, Subdivisions, Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be subdivided (by stock dividends, splits, or otherwise) into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.


          vii. Adjustments for Reclassification, Exchange and Substitution. If the Common Stock issuable and/or deliverable upon conversion of the Series A Preferred shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each share of Series A Preferred shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred immediately before that change, all subject to further adjustment as provided herein.


          viii.Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to
               Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock which at the time would be received upon the conversion of Series A Preferred.


     6. PROTECTIVE PROVISIONS. In addition to any other rights provided by law, so long as the Series A Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred, voting separately as a single class, add, amend or repeal any provision of the Corporation's Articles of Incorporation if such action, amendment or repeal would materially and adversely alter or change the rights, preferences, or privileges of the Series A Preferred.


     RESOLVED FURTHER, that the Chief Executive Officer and the Secretary of the Corporation be, and they hereby are, authorized and directed to execute, acknowledge, file and record a certificate of determination with the California Secretary of State in accordance with the provisions of California law."


     (c) The authorized number of shares of Series A Preferred Stock is five million (5,000,000), of which none has been issued.


We declare under penalty of perjury under the laws of the State of California that the information set forth in this Certificate of Determination is true and correct of our own knowledge.


Date: September 14, 2001



                                                        /s/ John Kang
                                              ----------------------------------
                                              John Kang, Chief Executive Officer


                                                      /s/ Ricardo Salas
                                              ----------------------------------
                                                  Ricardo Salas, Secretary